                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        Hawaii National Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                       HAWAII NATIONAL BANCSHARES, INC.
                 45 North King Street, Honolulu, Hawaii 96817



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of Shareholders of Hawaii National Bancshares, Inc. will be held in the Board Room of the Banking House, Fourth Floor, 45 North King Street, Honolulu, Hawaii, on Tuesday, April 21, 1998, at 10:00 A.M., for the purpose of considering and voting upon the following matters:

         1. ELECTION OF DIRECTORS. Electing a Board of Directors to hold office until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

         2. Whatever other business may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 25, 1998, shall be entitled to notice of meeting and to vote at the meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Gordon J. Mau


                                  Gordon J. Mau

                                    Secretary

Honolulu, Hawaii
March 27, 1998

WE URGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        HAWAII NATIONAL BANCSHARES, INC.
                              45 North King Street
                             Honolulu, Hawaii 96817

                                PROXY STATEMENT

        This Proxy Statement and the accompanying Proxy first are being sent to shareholders on or about March 27, 1998, for use in connection with the Annual Meeting of Shareholders of Hawaii National Bancshares, Inc. ("Bancshares") to be held on Tuesday, April 21, 1998. Only those shareholders of record of Bancshares issued and outstanding common stock at the close of business on March 25, 1998 shall be entitled to notice of the meeting and to vote. The number of shares of common stock outstanding and entitled to vote at the Annual Shareholders' Meeting is 711,000.

        The enclosed Proxy is solicited by and on behalf of the Board of Directors of Bancshares and the costs of solicitation will be borne by Bancshares. In addition to the use of the mails, solicitation may be made, without additional compensation, by directors and officers of Bancshares and regular employees of Hawaii National Bank ("HNB" or the "Bank"), by telephone, facsimile, telegraph and personal interview. Bancshares will reimburse brokers, nominees and similar recordholders for reasonable expenses in mailing proxy material to beneficial owners.

        If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named therein to vote the shares represented by the Proxy for the five nominees listed, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by notice to Bancshares in writing, by a subsequently dated proxy, or in open meeting prior to the taking of the shareholder vote. The shares represented by properly executed proxies which are not revoked will be voted in accordance with the specifications therein.

        On each matter that comes before the meeting, each shareholder will have one vote for each share of stock held, except that cumulative voting may be required in the election of directors. Hawaii law requires use of cumulative voting in the election of directors if, not less than 48 hours prior to the time fixed for the meeting, any shareholder delivers a request therefor to an officer of Bancshares. Under cumulative voting, each shareholder present in person or by proxy may cast a number of votes equal to the number of his shares multiplied by the number of directors to be elected. The shareholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he sees fit. The nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected, will be the successful nominees. If cumulative voting is requested, the holders of management proxies will vote the proxies received by them cumulatively in such manner as is determined by them at that time.

                              ELECTION OF DIRECTORS

        Bancshares' Bylaws provide that the number of directors to be elected at the Shareholders' Meeting shall be not less than 3 nor more than 15, as determined by the Board of Directors. The Board has set the number of Directors to be elected at 5. The Bylaws also provide that the Board of Directors may increase the number of directors by not more than 2 between annual shareholders' meetings and fill the vacancies created thereby, provided that the number of directors shall at no time exceed 15.

        The persons named below will be nominated for election to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and have qualified. Other nominations may be made at the meeting.

        The following table sets forth certain information with respect to the nominees for director, including their ages, their principal occupations during the past five years, the year first elected a Director of Bancshares and the number of shares and percent (if more than one percent) of Bancshares common stock beneficially owned by each on January 31, 1998. All of the nominees are presently directors of Bancshares.


                                                     Shares of
Name and Age of Nominee,             Year First      Bancshares
Principal Occupation                  Elected       Common Stock        Percent
During Past Five Years              Director of     Beneficially           of
and Family Relationship              Bancshares        Owned             Class
-----------------------              ----------     ------------         -----
K. J. Luke, 83,                          1986         38,450(1)           5.4%
Chairman of the Board and
Chief Executive Officer of
Bancshares; Chairman of
the Board of HNB; Father of
Warren K. K. Luke.

Warren K. K. Luke, 53,                   1986        296,278(2)          41.7%
President and Director of
Bancshares; Vice Chairman,
President and Chief Executive
Officer of HNB; Son of K. J. Luke.

Gordon J. Mau, 51,                       1990         54,848(3)           7.7%
Secretary and Director of
Bancshares; Assistant Secretary
and Director of HNB; Attorney-
at-Law; Brother-in-law of Warren
K. K. Luke.



Name and Age of Nominee,             Year First      Bancshares
Principal Occupation                  Elected       Common Stock        Percent
During Past Five Years              Director of     Beneficially           of
and Family Relationship              Bancshares         Owned            Class
-----------------------              ----------     ------------         -----
Tan Tek Lum, 62,                        1993         64,041(4)           9.0%
Director, Executive Vice
President and Assistant
Secretary, Lum Yip Kee, Ltd.
(Real Estate Investments);
 Brother-in-law of Carolyn
Luke, wife of Warren K. K. Luke

Arthur S. K. Fong, 73,                  1993            318(5)             *
Partner, Fong & Fong, Attorneys
at Law

*Indicates less than 1% ownership

(1) Includes 1,617 shares held by Mr. Luke's wife, Beatrice S. Y. Luke, as trustee of the Beatrice Lum Luke Trust dated 5/26/83, over which Mr. Luke exercises no voting or investment power. Also includes ownership of: (a) 5 shares owned by K.J.L., Inc. by virtue of Mr. Luke's ownership of 40.57% of that company's total voting stock; and (b) 35,520 shares owned by K.J.L. Associates by virtue of Mr. Luke's status as a general partner, over which Mr. Luke shares voting and investment power.

(2) Includes 12,655 shares owned by Mr. Luke's wife, Carolyn Luke, over which Mr. Luke exercises no voting or investment power; 4,344 shares held by Mr. and Mrs. Luke as trustee for one of their children, over which Mrs. Luke shares voting and investment power; 17,216 shares owned by one of Mr. and Mrs. Luke's children who resides with them; 82,619 shares held by Mr. Luke as trustee for his nephews and nieces, over which he exercises sole voting and investment power; and 98,025 shares held by Mr. Luke as trustee for his sisters, over which he shares voting and investment power. Also includes ownership of: (a) 5 shares owned by K.J.L., Inc. by virtue of Mr. Luke's status as a principal shareholder, director and executive officer; and (b) 35,520 shares owned by K.J.L. Associates by virtue of Mr. Luke's status as a principal shareholder, director and executive officer of K.J.L., Inc., the corporate general partner.

(3) Includes 363 shares owned by Mr. Mau's wife, Sharlene Mau, over which Mr. Mau exercises no voting or investment power; 28,058 shares held by Mrs. Mau as trustee of the Sharlene Kam Sun Luke Mau Trust dated 12/13/93, over which Mr. Mau exercises no voting or investment power; 9,696 shares held by Mr. and Mrs. Mau, as trustees for their children, over which Mr. Mau shares voting and investment power; 555 shares held in trust for one of Mr. and Mrs. Mau's children, of which Mr. Mau has sole voting and investment power over 116 shares, and Mrs. Mau has sole voting and investment power over 439 shares; and 1,811 shares owned by one of Mr. and Mrs. Mau's children who is economically dependent upon them.

(4) Includes 47,820 shares held by Mr. Lum as trustee of separate trusts established for the benefit of Warren K. K. Luke, Loretta H. W. Yajima, Sharlene K. S. Mau and Janice M. T. Loo, over which Mr. Lum shares voting and investment power; and 16,021 shares held by Mr. Lum as trustee for separate trusts established for the benefit of the children of Warren K. K. Luke, over which Mr. Lum shares voting and investment power.

(5) Includes 224 shares owned jointly by Mr. Fong and his wife, Victoria C. Fong, over which Mr. Fong shares voting and investment power.

----------------

        While not subject to election by the shareholders of Bancshares, the following, in addition to Messrs. K. J. Luke, Warren Luke, Gordon J. Mau, Tan Tek Lum and Arthur S. K. Fong, are expected to be elected by Bancshares to serve as directors of the Bank for the ensuing year:

        William S. Chee
        Lawrence Kunihisa

        If any nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors of Bancshares may establish certain standing committees, including an Executive Committee and Audit Committee. Presently, Bancshares has no standing committees. However, the Examining Committee of HNB, Bancshares' sole subsidiary, effectively serves as the Audit Committee for Bancshares.
        The Board of Directors of HNB meets monthly while the Board of Directors of Bancshares meets periodically. Accordingly, there were seven meetings of the Board of Directors of Bancshares during 1997. All of the foregoing nominees attended at least 75% of the meetings of the Board during 1997.

        Among the standing committees of HNB are the Examining Committee, Community Reinvestment Act Committee ("CRA") and the Executive Committee. Neither Bancshares nor HNB have nominating committees.

        The Examining Committee of HNB, which met four times during 1997, determines on behalf of the Board whether the performance and examination of the independent public accounting firm and the internal HNB Auditor are satisfactory and adequate to meet the Board's supervisory responsibility. The Committee reviews internal auditing procedures, the adequacy of internal financial and accounting controls, the work of the external and internal auditors and management's responses to their audit reports and recommendations. The members of the Examining Committee are Messrs. Lawrence Kunihisa (Chairman), Arthur S. K. Fong, Tan Tek Lum and Gordon J. Mau.

        The Executive Committee of HNB met two times during 1997. The Committee acts from time to time between Board meetings, but its actions are subject to Board approval. The members of the Committee are Messrs. Arthur S. K. Fong (Chairman), Lawrence Kunihisa, K. J. Luke, Warren K. K. Luke and Tan Tek Lum. The Compensation Committee is a subcommittee of the Executive Committee which is composed of independent, nonemployee directors. The Committee reviews the performance, salaries, and benefit plans of executive officers and directors. The members of the Committee are Messrs. Arthur S. K. Fong (Chairman), Lawrence Kunihisa and Tan Tek Lum.

        The CRA Committee of HNB reviews the Bank's CRA policies and activities and monitors the Bank's contacts, communications and involvement in projects and organizations affecting low and moderate income areas in the community. The Bank actively seeks interchange with organizations and members of the community regarding ways in which the credit needs of these areas can be better served. The long-term benefits of the Bank's lending policy on student loans, loans to new entrepreneurs, small businesses, young professionals, and low-income housing programs to help build a better and more profitable community are part of its objectives. While there were two meetings of the CRA Committee in 1997, other CRA matters were covered by the full Board. HNB received an "Outstanding" rating for its examination from the Comptroller of the Currency which took place in 1997. The members of the committee are Messrs. Tan Tek Lum (Chairman), Lawrence Kunihisa, William S. Chee and Gordon J. Mau.

        All of the members of the Board of Directors of HNB receive a fee of $100 per month plus $250 for each meeting attended. Additionally, nonemployee directors of the Discount (Loan), Examining and Executive committees of the Board of Directors of HNB receive a fee of $100 per month for each of the committees on which they serve, and members of the Discount and CRA committees also receive $100 per meeting attended. No separate directors fees are paid by Bancshares.

                             EXECUTIVE COMPENSATION

OVERVIEW

        The following information regarding executive compensation is provided consistent with the Securities and Exchange Commission's ("SEC") disclosure requirements. These requirements are intended to provide shareholders with a clear and concise view of the compensation paid to executive officers and directors, and an understanding of the directors' reasoning in making compensation decisions.

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation paid or accrued by HNB during the years ended December 31, 1997, 1996 and 1995 for the chief executive officer and each other executive officer whose aggregate cash compensation exceeded $100,000.


                                         Annual Compensation
           Name and                                               Other Annual
      Principal Position         Year     Salary(1)      Bonus   Compensation(2)
      ------------------         ----     ---------      -----   ---------------

K. J. Luke                       1997     $156,393      $1,529     $ --
 Chairman of the Board and       1996     $156,726      $1,525     $ --
 Chief Executive Officer of      1995     $156,870      $1,526     $ --
 Bancshares; Chairman of the
 Board of HNB

Warren K. K. Luke                1997     $232,727      $2,283     $3,300
 President and Director of       1996     $232,881      $2,276     $3,300
 Bancshares; Vice Chairman,      1995     $207,851      $2,014     $3,300
 President and Chief Executive
 Officer of HNB

Ernest T. Murata                 1997     $170,787(3)   $1,615     $7,540
 Vice President, Treasurer,      1996     $169,507(3)   $1,538     $6,018
 Assistant Secretary and         1995     $147,048      $6,456     $5,713
 Chief Financial Officer of
 Bancshares; Senior Executive
 Vice President, Cashier and
 Secretary of HNB

Notes:

(1) Includes directors and committee fees for 1997, 1996 and 1995 of $3,450, $4,200 and $4,200 for K.J. Luke, respectively, and $4,450, $4,200, and $4,450, respectively, for Warren K. K. Luke.

(2) Other annual compensation consists of personal use of automobiles and direct reimbursements. All of the amounts listed for Warren K. K. Luke in the table above are for direct reimbursements. For Ernest T. Murata, personal use of automobiles was $5,052, $4,032 and $3,828 for 1997, 1996 and 1995,
    respectively. During the same years, direct reimbursements paid to him were $2,488, $1,986 and $1,885, respectively.

(3) Includes an adjustment in vacation benefits in 1997 and 1996 of $9,316 and $15,410, respectively, for Ernest T. Murata.

        Bancshares and HNB have not granted any options or other forms of long-term incentive awards and, consequently, no such options or awards are outstanding.

PENSION PLAN

        HNB has a noncontributory pension plan. As of December 31, 1997, HNB's Employees' Retirement Plan had 249 participating employees in the Plan. The Plan is funded annually. HNB policy is to fund pension costs using an actuarial basis, which includes past service and current cost. As such, it cannot determine the actual contributions allocated to each of the above-listed individuals. Under this Plan, employees are required to complete one full year of service before being eligible to be a member of the Plan. In order to be fully vested, a participant must complete five years of service with HNB. Benefits become effective upon an employee's retirement at the normal retirement age of 65 years. The Plan also offers employees various options with respect to the manner of receiving retirement benefits. Under specific circumstances, employees who have attained certain ages and lengths of service may retire early at reduced benefits. In 1997 HNB's contribution to the Retirement Plan represented 5.64% of the total remuneration aid to the Plan's participants.

                            ESTIMATED ANNUAL PENSION
                               PAYABLE AT AGE 65

                                        Years of Service with HNB
       Average           -------------------------------------------------------
   Salary Per Year           10          15         20          25        30
  ----------------       --------    --------    --------    --------   --------
       $280,000          $ 30,326    $ 49,535    $ 69,924    $ 90,312   $110,701
        260,000            30,326      49,535      69,924      90,312    110,701
        240,000            30,326      49,535      69,924      90,312    110,701
        220,000            28,901      46,803      65,806      84,808    103,811
        200,000            27,101      43,353      60,606      77,858     95,111
        180,000            25,301      39,903      55,406      70,908     86,411

         The above table shows the estimated annual retirement benefit payable on a straight-life annuity basis to participating employees, including the named executive officers, for the average annual salary and years of service classification indicated. The benefits indicated in the table are not subject to Social Security deductions or other offset amounts. Under the Plan, covered compensation consists solely of salary and excludes overtime and bonuses. Please refer to the "Summary Compensation Table" for a 3 year history of the salaries paid or accrued by HNB for Messrs. K. J. Luke, Warren K. K. Luke, and Ernest T. Murata.

         As of December 31, 1997, the credited years of service under the Plan for Messrs. Warren K. K. Luke and Ernest T. Murata were 25 and 35 years, respectively. K. J. Luke, who has 37 years of credited service, is presently receiving annual payments of $24,204 under the Plan.

         HNB has established a nonqualified and unfunded supplemental executive retirement plan ("SERP"). The SERP is intended to supplement payments due to participants upon retirement under HNB's existing pension plan. The SERP provides for a payment of up to 70% of the participant's average earnings over a specified three year period. This amount is reduced by amounts payable to the participant under HNB's pension plan and social security benefits. The amount may be further reduced in the event of early retirement prior to age 68. Presently, Mr. Ernest T. Murata is the only participant in the SERP.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee administers the compensation program for executive officers of Bancshares and HNB. The objective of the program is to attract and retain qualified executives and to reward them for their achievements and contributions to Bancshares and HNB.

         The Committee believes that the optimal compensation plan should motivate executives to look ahead to the future, as opposed to focusing on short-term performance. In keeping with this philosophy, HNB's compensation packages encourage teamwork, qualitative contributions, and long range planning. While bonuses are linked to achievements, base compensation is structured to provide executive officers with salaries that are competitive with those paid by other banks in Hawaii, taking into account differences in asset size, financial condition, and other relevant factors. Since Bancshares' stock is inactively traded and the company's strategy is to generate capital through retention of earnings, return on shareholders' equity and the current year's results are not significant factors in establishing salaries or bonuses; however, they are considered.

         K. J. Luke is the Chief Executive Officer and Chairman of the Board of Bancshares and the founder and Chairman of the Board of HNB. He has guided HNB for 37 years, from its beginnings as a one bank office on King and Smith Streets to the present day, as a full service bank with 13 branch locations. His wisdom and knowledge of banks and banking is invaluable. Warren K. K. Luke is President and Director of Bancshares and Vice Chairman of the Board, President and Chief Executive Officer of HNB. He manages the day to day operations of Bancshares and HNB and leads both companies in strategic planning. Warren K. K. Luke has significantly enhanced HNB's visibility in the community through his participation in numerous civic, nonprofit, and professional activities, on both a local and national level.

         In determining Messrs. K. J. Luke's and Warren K. K. Luke's base compensation for 1997, the Committee considered the above factors. It also utilized a survey of salaries paid to CEOs of banks in Hawaii with assets ranging between $770 million and $12.5 billion. The salaries paid to Messrs. K.
J. Luke and Warren K. K. Luke in 1997 were consistent with HNB's ranking in the survey in terms of asset size. Except for HNB, none of the banks included in this study were represented in the Unlisted Independent Bank Proxy used in the performance graph to compare cumulative total return.

         No incentive-driven compensation, such as stock options, stock appreciation rights, restricted stock awards, or other types of payments were awarded in 1997.

Compensation Committee
Arthur S. K. Fong, Chairman
Lawrence Kunihisa
Tan Tek Lum

PERFORMANCE GRAPH

        Bancshares' common stock is not actively traded and is not listed on any exchange. While a comparison with a broad market index composed of actively traded stocks may not be meaningful, the SEC requires that such information be provided to shareholders. Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Bancshares' common stock against the cumulative total return of the NASDAQ Index, and an index of unlisted independent western banks for a period of five years commencing on December 31, 1992 and ending on December 31, 1997.

                Comparison of Five Year Cumulative Total Return*
                    Among Hawaii National Bancshares, Inc.,
            NASDAQ Index and an index of Unlisted Independent Banks

                                       1992      1993      1994      1995      1996      1997
                                       ----      ----      ----      ----      ----      ----
Bancshares                            100.00    110.07    155.89    156.11    172.63    193.04
NASDAQ Index                          100.00    114.80    112.21    158.70    195.19    239.53
Unlisted Independent Bank Proxy       100.00    124.10    121.45    151.46    204.87    351.06

----------

* Assumes $100.00 invested on December 31, 1992 in Bancshares' stock, NASDAQ Market Index and an Unlisted Independent Bank Proxy originally compiled by Montgomery Securities and consisting of TriCo Bancshares, Exchange Bank, Pacific Capital Corp., Mid-State Bank, Santa Barbara Bancorp, and Hawaii National Bancshares, Inc. Total return assumes reinvestment of dividends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is a subcommittee of the Executive Committee of the Board of Directors. The Committee consists of three independent, outside directors: Messrs. Arthur S. K. Fong, Lawrence Kunihisa, and Tan Tek Lum. None of these individuals is or has been employed as an officer of Bancshares or HNB. Tan Tek Lum is the brother-in-law of Carolyn Luke, the wife of Warren K. K. Luke. While K. J. Luke and Warren K. K. Luke are members of the Executive Committee, they are not members of the Compensation Committee. Neither of these individuals are involved in matters relating to their own or each others compensation.

                              RELATED TRANSACTIONS

         During 1997, directors, executive officers, principal shareholders and many of their associates (i.e. certain relatives and corporations and other entities in which such persons have a significant interest) of Bancshares and HNB were customers of HNB. It is anticipated that such directors, officers, principal shareholders and their associates will continue to be customers of HNB in the future. All transactions between HNB and directors, executive officers, principal shareholders and their associates were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with other persons. In the opinion of management, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

         HNB leases its office space for its headquarters building at King and Smith Streets from K. J. L. Associates, an affiliate of directors K. J. Luke and Warren K. K. Luke. The lease has a term until December 31, 2024 with an option to renew for fifteen years and requires fixed annual rents of $1,025,445 from January 1, 1995 until December 31, 1997; $1,025,445 from January 1, 1998 until December 31, 2000; and rent thereafter is to be fixed for each of the succeeding 3-year periods (including the option period) by agreement or, failing agreement, by arbitration.

         During 1997, HNB leased office, printing, supply and storage space for its Airport Branch and general operations from Industrial Investors, Inc., an affiliate of director Warren K. K. Luke. There were two leases, one for the Airport Branch and adjacent printing and supply department for HNB and a second for storage space for HNB. The first lease called for the payment of fixed annual rents of $133,013 from January 1, 1993 until December 31, 1997; $147,508 from January 1, 1998 until December 31, 2002; and rent thereafter to be fixed for the succeeding 10-year period by agreement, or failing agreement by arbitration. The second lease called for fixed annual rents of $54,720 from January 1, 1993 until December 31, 1997 and $60,480 from January 1, 1998 until December 31, 2002. Effective February 1, 1998, in recognition of HNB's need for less storage space, HNB canceled its existing lease and entered into a new lease with Industrial Investors, Inc. , reducing the amount of storage space. The new lease, which also will continue until December 31, 2002, will require fixed annual rents of $27,360 (reduced from $60,480).

         All of the lease and sublease payments described above are in addition to insurance, taxes, maintenance, and utility payments. In addition, any rent which is arbitrated shall in no event be less than the rent for the period immediately preceding.

         The Boards of Directors of Bancshares and HNB believe that the lease terms discussed above are as favorable to HNB as those which could have been obtainable in transactions with persons or companies not affiliated with Bancshares or HNB.

         HNB utilizes the firm of Loyalty Insurance Agency, Ltd. in placing HNB's insurance, which includes a variety of standard HNB insurance, such as, fidelity, liability, fire, etc. Mr. Warren K. K. Luke, a director and officer of Bancshares and HNB, is also a director of Loyalty Insurance Agency, Ltd. and a director and principal shareholder of its parent company, Loyalty Enterprises, Ltd. The Board of Directors of HNB believes that the selection of surety companies and the pricing of the premiums are as favorable as would be obtainable with other insurance firms. During 1997, HNB paid an aggregate premium of $248,181 to such firm. HNB plans to continue to utilize the agency during 1998.

         Computer services were obtained from Computer Systems International Ltd., ("CSI"), a company formed to provide data processing services to financial institutions, including HNB. On August 31, 1997, CSI became wholly-owned by HNB when CSI purchased into treasury stock the other 50% interest from Loyalty Investments (an affiliate of Chairman of the Board, K.J. Luke). Effective October 1, 1997, CSI's operations were merged into HNB and CSI was liquidated. Charges for data processing services provided by CSI during 1997, prior to CSI becoming wholly-owned by HNB, amounted to $571,000. The Board of Directors of HNB believes that the data processing services provided by CSI were on terms comparable with those that could have been obtained from unaffiliated parties.

                 PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF STOCK
                    BY OFFICERS AND DIRECTORS OF BANCSHARES

                             PRINCIPAL SHAREHOLDERS

         In accordance with applicable SEC rules, the following table sets forth those persons who owned beneficially, directly or indirectly, more than 5 percent of the issued and outstanding shares of Bancshares stock as of January 31, 1998. Such rules require not only the disclosure of shares over which an individual holds sole voting and investment power, but also shares over which such individual shares voting and investment power. As a consequence, and as indicated in the footnotes below, in many instances this results in duplication in the numbers and percentages reported in the table. In the aggregate, members of the Luke family and their affiliates beneficially owned approximately 86% of the issued and outstanding shares of Bancshares stock as of January 31, 1998. Bancshares knows of no other persons who, as of January 31, 1998, owned beneficially, directly or indirectly, more than 5 percent of Bancshares' outstanding voting securities and knows of no voting trust, pledge, or other similar agreement affecting any of Bancshares outstanding voting securities.


                                                                             % of
                       Relationship                                           Class
                        with Banc-            Record     Beneficially      Beneficially
Name                   shares or HNB        Ownership        Owned             Owned
----                   -------------        ---------    ------------      ------------
K. J. Luke             Chief Executive        1,308          38,450(1)         5.4%
                       Officer and
                       Chairman of the
                       Board of
                       Bancshares;
                       Chairman of the
                       Board of HNB

Warren K. K. Luke      President and         45,894         296,278(2)        41.7%
                       Director of
                       Bancshares;
                       Vice Chairman,
                       President and
                       Chief Executive
                       Officer of HNB

Loretta H. W. Yajima   Principal             30,358          92,750(3)        13.0%
                       Shareholder,
                       daughter of K. J.
                       Luke and sister
                       of Warren K. K.
                       Luke

Gordon J. Mau          Secretary and         14,365          54,848(4)         7.7%
                       Director of
                       Bancshares;
                       Assistant
                       Secretary and
                       Director of HNB

Sharlene K. S. Mau     Principal             28,421          87,523(5)        12.3%
                       Shareholder,
                       daughter of K. J.
                       Luke and sister
                       of Warren K. K.
                       Luke

Janice M. T. Loo       Principal             47,858          80,533(6)        11.3%
                       Shareholder,
                       daughter of K. J.
                       Luke and sister
                       of Warren K. K.
                       Luke


                                                                             % of
                       Relationship                                           Class
                        with Banc-          Record       Beneficially      Beneficially
Name                   shares or HNB        Ownership        Owned             Owned
----                   -------------        ---------    ------------      ------------
Jeanette Lum Chun      Principal                147(7)      183,227(7)        25.8%
                       Shareholder

Herbert Y. H. Chinn    Principal                994(8)       48,814(8)         6.9%
                       Shareholder

Tan Tek Lum            Principal                200          64,041(9)         9.0%
                       Shareholder and
                       Director of
                       Bancshares and HNB

----------

(1) Includes 1,617 shares held by Mr. Luke's wife, Beatrice S. Y. Luke, as trustee of the Beatrice Lum Luke Trust dated 5/26/83, over which Mr. Luke exercises no voting or investment power. Also includes ownership of: (a) 5 shares owned by K. J. L., Inc. by virtue of Mr. Luke's ownership of 40.57% of that company's total voting stock, and (b) 35,520 shares owned by K. J.
    L. Associates by virtue of Mr. Luke's status as a general partner, over which Mr. Luke shares voting and investment power.

(2) Includes 12,655 shares owned by Mr. Luke's wife, Carolyn Luke, over which Mr. Luke exercises no voting or investment power; 4,344 shares held by Mr. and Mrs. Luke as trustee for one of their children, over which Mrs. Luke shares voting and investment power; 17,216 shares owned by one of Mr. and Mrs. Luke's children who resides with them; 82,619 shares held by Mr. Luke as trustee for his nephews and nieces, over which he exercises sole voting and investment power; and 98,025 shares held by Mr. Luke as trustee for his sisters, over which he shares voting and investment power. Also includes ownership of: (a) 5 shares owned by K. J. L., Inc. by virtue of Mr. Luke's status as a principal shareholder, director and executive officer; and (b) 35,520 shares owned by K. J. L. Associates by virtue of Mr. Luke's status as a principal shareholder, director and executive officer of K. J. L., Inc., the corporate general partner.

(3) Includes 15,420 shares owned by Mrs. Yajima's husband, Tyler Yajima, over which Mrs. Yajima exercises no voting or investment power; 14,297 shares held by Mrs. Yajima as trustee for her children, over which Mr. Yajima shares voting and investment power; and 32,675 shares held in trust for her sister, Sharlene K.S. Mau, over which Mrs. Yajima shares voting and investment power.

(4) Includes 363 shares owned by Mr. Mau's wife, Sharlene Mau, over which Mr. Mau exercises no voting or investment power; 28,058 shares held by Mrs. Mau as trustee of the Sharlene Kam Sun Luke Mau Trust dated 12/31/93, over which Mr. Mau exercises no voting or investment power; 9,696 shares held by Mr. and Mrs. Mau, as trustees for their children, over which Mr. Mau shares voting and investment power; 555 shares held in trust for one of Mr. and Mrs. Mau's children, of which Mr. Mau has sole voting and investment power over 116 shares, and Mrs. Mau has sole voting and investment power over 439 shares; and 1,811 shares owned by one of Mr. and Mrs. Mau's children who is economically dependent upon them.

(5) Includes 14,365 shares held by Mrs. Mau's husband, Gordon J. Mau, as trustee of the Gordon J. Mau Trust dated 12/12/89, over which Mrs. Mau exercises no voting or investment power; 9,696 shares held by Mr. and Mrs. Mau, as trustees for their children, over which Mrs. Mau shares voting and investment power; 555 shares held in trust for one of Mr. and Mrs. Mau's children, of which Mrs. Mau has sole voting and investment power over 439 shares, and Mr. Mau has sole voting and investment power over 116 shares; 1,811 shares owned by one of Mr. and Mrs. Mau's children who is economically dependent upon them; and 32,675 shares held in trust for her sister, Janice
    M. T. Loo, over which Mrs. Mau shares voting and investment power.

(6) Includes 32,675 shares held in trust for her sister, Loretta H.W. Yajima, over which Mrs. Loo shares voting and investment power.

(7) Includes 118 shares over which Mrs. Chun exercises sole voting and investment power; 47,820 shares and 130,700 shares held by Mrs. Chun as trustee of separate trusts established for the benefit of Warren K. K. Luke, Loretta H. W. Yajima, Sharlene K. S. Mau and Janice M. T. Loo, over which Mrs. Chun shares voting and investment power; 4,560 shares held by Mrs. Chun as trustee of separate trusts established for the benefit of the children of Warren K. K. Luke, over which Mrs. Chun shares voting and investment power; and 29 shares owned jointly by Mrs. Chun and her husband.

(8) Includes 994 shares held jointly by Mr. Chinn with his wife; and 47,820 shares held by Mr. Chinn as trustee of separate trusts established for the benefit of Warren K. K. Luke, Loretta H. W. Yajima, Sharlene K. S. Mau and Janice M. T. Loo, over which Mr. Chinn shares voting and investment power.

(9) Includes 47,820 shares held by Mr. Lum as trustee of separate trusts established for the benefit of Warren K. K. Luke, Loretta H. W. Yajima, Sharlene K. S. Mau and Janice M. T. Loo, over which Mr. Lum shares voting and investment power; and 16,021 shares held by Mr. Lum as trustee for separate trusts established for the benefit of the children of Warren K. K. Luke, over which Mr. Lum shares voting and investment power.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of December 31, 1997 with respect to named executive officers who are not directors or nominees for directors.

NAMED EXECUTIVE OFFICERS

                                                            SHARES OF BANCSHARES'           % OF CLASS
                                                          COMMON STOCK BENEFICIALLY        BENEFICIALLY
NAME AND AGE                POSITION                                OWNED                     OWNED

Ernest T. Murata, 64    Vice President, Treasurer,                  400                         *
                        Assistant Secretary and Chief
                        Financial Officer of Bancshares;
                        Senior Executive Vice President,
                        Cashier, Secretary and Chief
                        Financial Officer of HNB

All directors and executive officers
as a group (7 persons)                                          454,337                       63.9%

*  Denotes ownership of less than 1%

EXECUTIVE OFFICERS

        The following table sets forth information with respect to executive officers, who are not directors or nominees for director of Bancshares or HNB, and are not otherwise named in the Summary Compensation Table.

NAME AND AGE                                    POSITION
------------                                    --------
Denis C.H. Kam, 62           Executive Vice President and Senior Loan
                             Administrator of HNB; prior to 1997, served as
                             Senior Vice President in various administrative and
                             managerial capacities at Bank of Hawaii.

               COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of Bancshares and HNB and all persons who beneficially own more than 10% of Bancshares' common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of Bancshares's securities. Bancshares has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

        Based solely upon Bancshares' review of the copies of the filings which it received with respect to the fiscal year ended December 31, 1997, or written representations from certain reporting persons, Bancshares believes that all reporting persons made all filings required by Section 16(a) on a timely basis, except that Denis C.H. Kam, who joined HNB as an Executive Vice President and Senior Loan Administrator in March of 1997 and was appointed a Section 16 officer at such time, inadvertently neglected to file his initial beneficial ownership statement on Form 3 in a timely manner. The Form 3 was subsequently filed.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Coopers and Lybrand L.L.P. performed the audit of the consolidated financial statements for Bancshares and HNB for the year ended December 31, 1997. The Board of Directors has appointed Coopers and Lybrand L.L.P. as independent auditors of Bancshares and HNB for the current year. Shareholders are not required to take action on this selection. Representatives of Coopers and Lybrand L.L.P. will be present at the Annual Meeting. They will be given the opportunity to present a statement, if they so desire, and will be available to respond to appropriate questions.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         The 1999 Annual Meeting of Shareholders will be held on or about April 20, 1999. Therefore, proposals of the shareholders intended to be presented at the 1999 Annual Meeting must be received by the Secretary of the Board of Directors, Hawaii National Bancshares, Inc., P.O. Box 3740, 45 North King Street, Honolulu, Hawaii 96817, no later than November 16, 1998.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters.

                       By Order of the Board of Directors


                                /s/ Gordon J. Mau


                                  Gordon J. Mau

                                    Secretary

Honolulu, Hawaii
March 27, 1998

    A COPY OF THE ANNUAL REPORT OF BANCSHARES ON FORM 10-K AS REQUIRED TO BE FILED WITH THE SECURITIES & EXCHANGE COMMISSION, WASHINGTON D.C., WILL BE MADE AVAILABLE WITHOUT CHARGE TO EACH SHAREHOLDER UPON REQUEST TO:

          Mr. Ernest T. Murata
          Vice President, Treasurer,
          Assistant Secretary and Chief Financial Officer
          Hawaii National Bancshares, Inc.
          P. O. Box 3740
          Honolulu, Hawaii 96812
          Phone: (808) 528-7711

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF


                        HAWAII NATIONAL BANCSHARES, INC.


                     THIS PROXY IS BEING SOLICITED ON BEHALF

                            OF THE BOARD OF DIRECTORS
                                      PROXY

                       PLEASE SIGN AND RETURN IMMEDIATELY

         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned Shareholder of Hawaii National Bancshares, Inc., Honolulu, Hawaii ("Bancshares") do hereby nominate, constitute and appoint Herbert Nagata and Gordon J. Mau and each of them (with full power to act alone) my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of Bancshares standing in my name and on its books on March 25, 1998, at the Annual Meeting of Shareholders to be held in the Board Room of the Banking House, Fourth Floor, 45 North King Street, Honolulu, Hawaii, 96817 on Tuesday, April 21, 1998 at 10:00 A.M., or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

   1. ELECTION OF DIRECTORS. The election of the persons listed below to serve as directors for the ensuing year.

      FOR all nominees listed  _____    WITHHOLD AUTHORITY _____
      below (except as marked)          to vote for all
      to the contrary below)            nominees listed below

K. J. Luke, Warren K. K. Luke, Gordon J. Mau, Tan Tek Lum and Arthur S. K. Fong

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


   2. In their discretion, upon such other matters as may properly come before the meeting. THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSITION LISTED UNLESS AUTHORITY IS WITHHELD, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

         Management knows of no other matters that may properly be, or which are likely to be brought before the meeting. However, if any other matters are properly presented at said meeting, this proxy shall be voted in accordance with the recommendations of management.

         The Board of Directors recommends a vote "FOR" the listed proposition.

                                        DATED: ___________________________, 1998


                                        ----------------------------------------
                                             (Signature of Shareholder)


                                        ----------------------------------------
                                             (Signature of Shareholder)

                                        WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE.  IF MORE THAN
                                        ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT
                                        OWNERS MUST SIGN.